Exhibit 3.1
BYLAWS OF
NORDSTROM, INC.
(As Amended and Restated September 20, 2023)
ARTICLE I

Offices
The principal office of Nordstrom, Inc. (the “corporation”) in the state of Washington shall be located in the city of Seattle. The corporation may have such other offices, either within or without the state of Washington, as the board of directors of the corporation (the “Board of Directors”) may designate or as the business of the corporation may require from time to time.
The registered office of the corporation required by the Washington Business Corporation Act, as amended (the “Washington Business Corporation Act” or “RCW”) to be maintained in the state of Washington may be, but need not be, identical with the principal office in the state of Washington and the address of the registered office may be changed from time to time by the Board of Directors or by officers designated by the Board of Directors.
ARTICLE II

Shareholders
Section 1.Annual Meetings. The annual meeting of the shareholders shall be held on a date and at a time to be set by, or at the direction of, the Board of Directors. The meeting shall be for the purpose of electing directors and the transaction of such other business as may come before the meeting. The failure to hold an annual meeting at the time stated in these Amended and Restated Bylaws (the “Bylaws”) does not affect the validity of any corporate action. The Board of Directors may postpone, reschedule or cancel any annual meeting of shareholders previously scheduled by, or at the direction of, the Board of Directors.
Section 2.Special Meetings. Special meetings of the shareholders (i) may be called for any purpose or purposes, unless otherwise prescribed by statute, at any time by the Board of Directors and (ii) shall be called by the corporation if a timely request in proper written form from the holders of not less than ten percent (10%) of all outstanding shares of the corporation entitled to vote on any issue proposed to be considered at the meeting (the “Requisite Percentage”) is delivered to the Secretary of the corporation in compliance with the requirements of this Section 2 (a “Special Meeting Request”). Only business within the purpose or purposes described in the meeting notice provided by the corporation pursuant to these Bylaws may be conducted at a special meeting of shareholders. The Board of Directors may postpone, reschedule or cancel any special meeting of shareholders called by the Board of Directors pursuant to the foregoing clause (i).
Section 2.1Requested Record Date.
(a)Prior to submitting a Special Meeting Request a shareholder of record must first submit a request in proper written form that the Board of Directors fix a record date (a “Requested Record Date”) for the purpose of determining shareholders entitled to submit a Special Meeting Request, which request for a Requested Record Date shall be delivered to the Secretary at the principal executive offices of the corporation. To be in proper written form, such request shall: (i) bear the signature and the date of signature by the Noticing Shareholder (as defined below) and set forth the name and address of such shareholder as they appear in the corporation’s books;

(ii) include (A) a reasonably brief description of the purpose or purposes of the requested special meeting (the “Shareholder Requested Special Meeting”) and the business proposed to be conducted at the special meeting (the “Proposed Business”), the reasons for conducting the Proposed Business at the special meeting and any material interest in the Proposed Business of each Requesting Person (as defined below) and (B) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Requesting Persons or (y) between or among any Requesting Person and any other person or entity (including their names) in connection with the Shareholder Requested Special Meeting or the Proposed Business; and (iii) as to each Requesting Person, include the information required to be set forth in a notice under Section 13.1(b)(ii) of this Article II.
(b)Within ten (10) business days after the Secretary receives a request to fix a Requested Record Date in compliance with this Section 2, the Board of Directors may adopt a resolution fixing a Requested Record Date for the purpose of determining the shareholders entitled to submit a Special Meeting Request, which date shall not precede the date upon which the resolution fixing the Requested Record Date is adopted by the Board of Directors. Notwithstanding anything in this Section 2 to the contrary, no Requested Record Date shall be fixed if the Board of Directors determines that the Special Meeting Request that would be submitted in connection with such Requested Record Date could not comply with the requirements of this Section 2 or otherwise does not comply with applicable law.
Section 2.2Special Meeting Request.
(a)To be timely for purposes of this Section 2, a Special Meeting Request must be delivered to the Secretary at the principal executive offices of the corporation not later than the sixtieth (60th) day following the Requested Record Date. To be in proper written form for purposes of this Section 2, a Special Meeting Request shall include: (i) the signature and the date of signature by the Noticing Shareholder, (ii) as to each Requesting Person other than a Solicited Shareholder (as defined below), the information required to be set forth in a notice under Section 13.1(b)(ii) of this Article II, (iii) as to each Proposed Nominee (as defined below), if any, the information required to be set forth in a notice under Section 13.1(b)(i) of this Article II, and (iv) as to each item of Proposed Business, the information required to be set forth in a notice under Section 14.3(a) of this Article II . For purposes hereof, “Solicited Shareholder” means any shareholder that has provided a request to call a special meeting in response to a solicitation made pursuant to, and in accordance with, Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder (the “Proxy Rules”) by way of a definitive consent solicitation statement filed on Schedule 14C.
(b)In connection with a Special Meeting Request, the Noticing Shareholder shall also comply with the procedures and requirements set forth in Section 13.3(a) through (c) of Article II of these Bylaws with respect to such Special Meeting Request.
(c)The Secretary shall not accept, and shall consider ineffective, any Special Meeting Request that (i) does not comply with this Section 2, (ii) relates to an item of business to be transacted at the special meeting that is not a proper subject for shareholder action under applicable law, (iii) includes an item of business to be transacted at such meeting that did not appear on the written request that resulted in the determination of the Requested Record Date or (iv) otherwise does not comply with applicable law.
(d)Within ten (10) days following the date on which the Secretary has received valid Special Meeting Requests in accordance with this Section 2 from shareholders holding the Requisite Percentage, the Board of Directors shall fix the record date, meeting date and time, and location for the Shareholder Requested Special Meeting; provided, however, that the date of any such Shareholder Requested Special Meeting shall not be more than ninety (90) days after the date on which valid Special Meeting Requests from shareholders holding the Requisite Percentage are delivered to the Secretary (and are not revoked). Notwithstanding anything in these Bylaws to the contrary, the Board of Directors may submit its own proposal or proposals for consideration at any Shareholder Requested Special Meeting. The record date for the Shareholder Requested Special Meeting shall be fixed in accordance with Section 6 of this Article II, and the Board of Directors shall provide notice of the Shareholder Requested Special Meeting in accordance with Section 4 of this Article II.
Section 2.3Revocation of Special Meeting Requests. A shareholder may revoke a Special Meeting Request by written revocation delivered to the Secretary at any time prior to the Shareholder Requested Special Meeting. If written revocation(s) of the Special Meeting Request have been delivered to the Secretary and the result is that shareholders holding less than the Requisite Percentage have delivered to the Secretary, and not revoked, Special Meeting Requests: (a) if the notice of meeting has not already been mailed to shareholders, the Secretary shall refrain from mailing the notice of the Shareholder Requested Special Meeting or (b) if the notice of meeting has already been mailed to shareholders, the Secretary shall revoke the notice of the meeting. If, subsequent to the revocation of the notice of meeting pursuant to clause (b) of the preceding sentence (but in any event on or prior to the sixtieth (60th) day after the Requested Record Date), the Secretary has received Special Meeting Requests from shareholders holding the Requisite Percentage, then, at the Board of Directors’ option, either (x) the original record date, meeting date and time, and location for the Shareholder Requested Special Meeting set in accordance with Section 2.2(d) above shall apply with respect to the Shareholder Requested Special Meeting or (y) the Board of Directors may disregard the original record date, meeting date and time, and location for the Shareholder Requested Special Meeting from those originally set in accordance with Section 2.2(d) above and, within ten (10) days following the date on which the Secretary has received the Special Meeting Requests from shareholders holding the Requisite Percentage, set a new record date, meeting date and time, and location for the Shareholder Requested Special Meeting (and in such case notice of the Shareholder Requested Special Meeting shall be given in accordance with Section 4 of this Article II).
Section 2.4Other Provisions. Notwithstanding anything in these Bylaws to the contrary, the Secretary shall not be required to call a special meeting except in accordance with this Section 2. If the Board of Directors determines that any request to fix a Requested Record Date or Special Meeting Request was not properly made in accordance with this Section 2, or determines that the Noticing Shareholder requesting that the Board of Directors fix such Requested Record Date or making the Special Meeting Request have not otherwise complied with this Section 2, then the Board of Directors shall not be required to fix such Requested Record Date or to call and hold a special meeting of shareholders. In addition to the requirements of this Section 2, each Requesting Person and shareholder making a Special Meeting Request shall comply with all requirements of applicable law, including all requirements of the Exchange Act, with respect to any request to fix a Requested Record Date or any Special Meeting Request. If none of the Noticing Shareholders, or a Qualified Representative (as defined below) thereof, who submitted the Special Meeting Request appears at the Shareholder Requested Special Meeting to present any of the Proposed Business, the chairman of the meeting need not present such Proposed Business for a vote at the meeting, notwithstanding that proxies in respect of such vote may have been received by the corporation.
Section 3.Place of Meeting. The Board of Directors may designate any place, either within or without the state of Washington, as the place of meeting for any annual meeting or for any special meeting of the corporation. If no such designation is made, the place of meeting shall be the principal offices of the corporation in the state of Washington. The Board of Directors may designate a meeting to be held through remote communication, in which case the corporation must implement reasonable measures to (i) verify that each person participating remotely as a shareholder or proxy holder is a shareholder or proxy holder, and (ii) provide each person participating remotely as a shareholder or proxy holder a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with those proceedings. Subject to the notice requirements of Section 4 of this Article II below, such a meeting shall be considered a duly held shareholders meeting, and participation by such means shall constitute presence in person at the meeting.
Section 4.Notice of Meetings. Written notice of annual or special meetings of shareholders stating the place, day and hour of the meeting and, (i) in the case of a special meeting, the purpose or purposes for which the meeting is called, and (ii) in the case of a meeting by remote communication, the means by which a shareholder may participate in the meeting, shall be given by the Secretary, or persons authorized to call the meeting, to each shareholder of record entitled to vote at the meeting, not less than ten (10) nor more than sixty (60) days prior to the date of the meeting, unless otherwise prescribed by statute.
Section 5.Waiver of Notice. Notice of the time, place and purpose of any meeting may be waived in writing (either before or after such meeting) and will be waived by any shareholder by attendance of the shareholder in person or by proxy, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting. Any shareholder waiving notice of a meeting shall be bound by the proceedings of the meeting in all respects as if due notice thereof had been given.
Section 6.Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a record date for any such determination of shareholders, such date to be not more than seventy (70) days and, in the case of a meeting of shareholders, not less than ten (10) days, prior to the date on which the particular action requiring such determination of shareholders is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the day before the date on which notice of the meeting is mailed to shareholders or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, the determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned more than one hundred twenty (120) days after the date fixed for the original meeting.
Section 7.Voting Lists. After fixing a record date for a shareholders’ meeting, the corporation shall prepare an alphabetical list of the names of all shareholders on the record date who are entitled to notice of the shareholders’ meeting. The list shall show the address of and number of shares held by each shareholder. A shareholder, shareholder’s agent, or a shareholder’s attorney may inspect the shareholder list, at the shareholder’s expense, beginning ten (10) days prior to the shareholders’ meeting and continuing through the meeting, at the corporation’s principal office or at a place identified in the meeting notice in the city where the meeting will be held during regular business hours. The shareholder list shall be kept open for inspection at the time and place of such meeting or any adjournment.
Section 8.Quorum and Adjourned Meetings. Unless the Articles of Incorporation or applicable law provide otherwise, a majority of the outstanding shares of the corporation entitled to vote on a matter, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders for action on that matter. Once a share is represented for any purpose at a meeting, other than solely to object to holding the meeting or transacting business at the meeting, it is deemed to be present for the remainder of the meeting and any adjournment thereof unless a new record date is set or is required to be set for the adjourned meeting. A majority of the shares represented at a meeting, even if less than a quorum, may adjourn the meeting from time to time without further notice, subject to applicable law. The Non-Executive Chairman, or the Chief Executive Officer if there is not then a Non-Executive Chairman, may recess or adjourn the meeting from time to time regardless of the presence of a quorum. At any reconvened meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the originally scheduled meeting. Further notice of an adjourned or postponed meeting need not be given of the new date, time or place if the new date, time or place is announced at the meeting before the adjournment or postponement (unless a new record date for the adjourned or postponed meeting is or must be fixed pursuant to these Bylaws or the Washington Business Corporation Act).
Section 9.Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by the shareholder’s duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.
Section 10.Conduct of the Meeting. Meetings of shareholders shall be presided over by the Non-Executive Chairman, or the Chief Executive Officer if there is not then a Non-Executive Chairman, or by another person designated by the Board of Directors. The Secretary shall act as secretary of the meeting, but in the Secretary’s absence, the chairman of the meeting may appoint any person to act as secretary of the meeting. The chairman of the meeting may prescribe and adopt such rules, regulations and procedures and take such actions as, in the discretion of the chairman of the meeting and without any action by the shareholders, are appropriate for the proper conduct of the meeting, including: (i) restricting admission to the time set for the commencement of the meeting; (ii) limiting attendance at the meeting to shareholders of record, their duly authorized proxies and such other individuals as the chairman of the meeting may determine; (iii) limiting participation at the meeting on any matter to shareholders of record entitled to vote on such matter, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (iv) limiting the time allotted to questions or comments; (v) determining whether a matter is proper to be brought before the meeting; (vi) determining when and for how long the polls should be opened and when the polls should be closed; (vii) maintaining order and security at the meeting; (viii) removing any shareholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; (ix) concluding the meeting or recessing or adjourning the meeting, whether or not a quorum is present, to a later date and time and at a place announced at the meeting; (x) restricting the use of audio/video recording devices and cell phones; and (xi) complying with any state and local laws and regulations concerning safety and security. Unless otherwise determined by the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.
Section 11.Voting of Shares. Every shareholder of record shall have the right at every shareholders’ meeting to one vote for every share standing in the shareholder’s name on the books of the corporation. A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred. If a quorum exists, action on a matter, other than election of directors, is approved by the shareholders if the votes cast favoring the action exceed the votes cast opposing the action, unless the Articles of Incorporation or applicable law require a greater number of affirmative votes. Notwithstanding the foregoing, shares of the corporation may not be voted if they are owned, directly or indirectly, by another corporation and the corporation owns, directly or indirectly, a majority of shares of the other corporation entitled to vote for directors of the other corporation.
Section 12.Acceptance of Votes. If the name signed on a vote, consent, waiver or proxy appointment does not correspond to the name of a shareholder of the corporation, the corporation may accept the vote, consent, waiver or proxy appointment and give effect to it as the act of the shareholder if: (i) the shareholder is an entity and the name signed purports to be that of an officer, partner or agent of the entity; (ii) the name signed purports to be that of an administrator, executor, guardian or conservator representing the shareholder; (iii) the name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder; (iv) the name signed purports to be that of a pledgee, beneficial owner or attorney-in-fact of the shareholder; or (v) two or more persons are the shareholder as co-tenants or fiduciaries and the name signed purports to be the name of at least one of the co-owners and the person signing appears to be acting on behalf of all co-owners.
Section 13.Nomination of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the corporation. This Section 13 shall be the exclusive means for a shareholder to submit nominations of persons for election to the Board of Directors. In no event shall the number of Proposed Nominees nominated by a Noticing Shareholder exceed the number of director seats up for election at an annual or special meeting, as applicable.
Section 13.1Annual Meetings of Shareholders.
(a)Nominations of persons for election to the Board of Directors at an annual meeting of shareholders may be made (i) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (ii) by any shareholder of the corporation (x) who is a shareholder of record on the date of the giving of the notice provided for in this Section 13.1 through the date of the shareholder meeting and (y) who provides proper notice of the nomination pursuant to this Section 13.1. Without qualification, for a nomination to be properly made before an annual meeting of shareholders, the Noticing Shareholder must have provided timely notice in proper written form to the Secretary of the corporation and must comply with all procedures and requirements set forth in this Section 13. To be timely, a Noticing Shareholder’s notice must be delivered to or mailed and received by the Secretary at the principal executive offices of the corporation by 5:00 p.m. Pacific Time (the “close of business”) not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after the anniversary date, or no annual meeting was held in the immediately preceding year, notice by the Noticing Shareholder must be so delivered or received no later than the close of business on the tenth (10th) day following the date on which public announcement (as defined below) of the meeting date is first made. In no event shall any adjournment, postponement, rescheduling or cancellation of an annual meeting (or the public announcement thereof) commence a new time period (or extend any time period) for the giving of a Noticing Shareholder’s notice pursuant to this Section 13.1.
(b)To be in the proper written form, a Noticing Shareholder’s notice shall set forth and include:
(i)as to each person whom the Noticing Shareholder proposes to nominate for election as a director of the corporation (each, a “Proposed Nominee”): (A) the name, age, business address and residence address of the Proposed Nominee; (B) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among any of the Proposing Persons (as defined below), on the one hand, and such Proposed Nominee, any of such Proposed Nominee’s affiliates or associates or any other persons with whom such Proposed Nominee (or any of such Proposed Nominee’s affiliates or associates) is knowingly acting in concert, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K as if any such Proposing Person were the “registrant” for purposes of such rule and such Proposed Nominee were a director or executive officer of such registrant; (C) a written questionnaire with respect to the background and qualification of such Proposed Nominee, completed by such Proposed Nominee in the form required by the corporation (which form the Noticing Shareholder shall request in writing from the Secretary prior to submitting notice hereunder, and which shall be provided to the Noticing Shareholder by the Secretary within ten (10) days of such Noticing Shareholder’s written request); (D) a written representation and agreement completed by such Proposed Nominee in the form required by the corporation (which form the Noticing Shareholder shall request in writing from the Secretary prior to submitting notice hereunder, and which shall be provided to the Noticing Shareholder by the Secretary within ten (10) days of such Noticing Shareholder’s written request) that such Proposed Nominee (1) is not and will not become a party to (x) any agreement, arrangement or understanding (whether written or oral) with and has not given any commitment or assurance to, any person or entity as to how such Proposed Nominee, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the corporation or (y) any Voting Commitment that could limit or interfere with such Proposed Nominee’s ability to comply, if elected as a director of the corporation, with such Proposed Nominee’s fiduciary duties under applicable law, (2) is not and will not become a party to any agreement, arrangement or understanding (whether written or oral) with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the corporation, (3) would be in compliance, if elected as a director of the corporation, and will comply with, applicable law and all applicable publicly disclosed corporate governance, conflict of interest, corporate opportunities, code of conduct and ethics, confidentiality and stock ownership and trading policies and guidelines of the corporation, (4) if elected as a director of the corporation, will act in the best interests of the corporation and its shareholders and not in the interests of individual shareholders or constituencies, (5) consents to being named as a nominee in the corporation’s proxy statement and form of proxy for the meeting and (6) intends to serve a full term as director of the corporation, if elected; (E) any other information relating to the Proposed Nominee that would be required to be disclosed in a proxy statement or other filings required to be made by any Proposing Person in connection with the contested solicitation of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and
(ii) as to each Proposing Person: (A) the name and address of such Proposing Person, as they appear on the corporation’s books and records, if applicable; (B) the class or series and number of shares of capital stock of the corporation which are owned, indirectly or directly, beneficially or of record by such Proposing Person (including any class or series of shares of the corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future); (C) the name of each nominee holder for such Proposing Person and any pledge by such Proposing Person with respect to such shares; (D) a description of any contract, arrangement or understanding (including, without limitation, any derivative instrument, forward, future, swap, option, warrant, short interest, convertible security, stock appreciation right, hedge or profit interest or borrowed or loaned shares or other right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the corporation or with a value derived in whole or in part from the value of any class or series of shares of the corporation, whether or not such instrument or right is subject to settlement in the underlying class or series of shares of the corporation) that has been entered into by or on behalf of such Proposing Person, the effect or intent of any of the foregoing being to transfer to or from any such Proposing Person, in whole or in part, any of the economic consequences of ownership of any security of the corporation, or to increase or decrease the voting power or pecuniary or economic interest of such Proposing Person, with respect to stock of the corporation (each, a “Derivative Instrument”) all of which Derivative Instruments shall be disclosed without regard to whether (x) any such Derivative Instrument conveys any voting rights in shares of any class or series of capital stock of the corporation to such Proposing Person, (y) any such Derivative Instrument is required to be, or is capable of being, settled through delivery of shares of any class or series of capital stock of the corporation or (z) such Proposing Person may have entered into other transactions that hedge or mitigate the economic effect of such Derivative Instrument; (E) to the extent not disclosed pursuant to the preceding clause (D), the principal amount of any indebtedness of the corporation or any of its subsidiaries beneficially owned by such Proposing Person together with the title of the instrument under which such indebtedness was issued and a description of any Derivative Instrument entered into by or on behalf of such Proposing Person relating to the value or payment of any indebtedness of the corporation or any such subsidiary; (F) a reasonably detailed description of all proxies (other than a revocable proxy given in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A), agreements, arrangements or understandings (whether written or oral) or relationships between or among such Proposing Persons, or between any Proposing Person and another shareholder of the corporation, (1) with respect to the proposal, nomination or request, as applicable, or the voting of shares of any class or series of capital stock of the corporation, or (2) pursuant to which such Proposing Person has a right to vote any shares of capital stock of the corporation; (G) any material interest of such Proposing Person in such request, nomination or proposal, as applicable, including any anticipated benefit therefrom to such Proposing Person, including, without limitation, (1) any direct or indirect interest of such Proposing Person in any contract with the corporation, any affiliate of the corporation or any competitor of the corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), (2) any significant equity interests or any Derivative Instruments in any competitor of the corporation held by such Proposing Person, (3) any performance-related fees (other than an asset-based fee) to which such Noticing Shareholder or any of its affiliates or associates is entitled based on any increase or decrease in the value of shares of the corporation or Derivative Instruments, if any), (4) any rights to dividends on the shares of capital stock of the corporation owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the corporation and (5) any proportionate interest in shares of the capital stock of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership, limited liability company or similar entity in which such Proposing Person is (x) a general partner or, directly or indirectly, beneficially owns an interest in a general partner or (y) the manager, managing member or, directly or indirectly, beneficially owns an interest in the manager or managing member of such limited liability company or similar entity; (H) a complete and accurate description of any pending, or to such Proposing Person’s knowledge, threatened, legal proceeding in which such Proposing Person is a party or participant involving the corporation or, to such Proposing Person’s knowledge, any current or former officer, director, affiliate or associate of the corporation; and (I) all other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filings that would be required to be made in connection with a contested solicitations of proxies in support of the proposed business or for the election of directors, as applicable, pursuant to and in accordance with Section 14 of the Exchange Act; provided, however, that the disclosures in the foregoing subclauses (A) through (I) shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the shareholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner;
(iii)a representation that the Noticing Shareholder is a holder of record of stock of the corporation at the time of the giving of the notice and will be entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to present the Proposed Nominee or business, as applicable, specified in its notice, and an acknowledgement that, if such Noticing Shareholder (or a Qualified Representative (as defined below) thereof) does not appear to present the Noticing Shareholder’s business or nomination at such meeting, the corporation need not present the Noticing Shareholder’s business or nomination for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the corporation;
(iv)a representation whether any Proposing Person will be or is part of a group that intends to (A) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to elect the nominee or adopt the proposal and/or solicit proxies from shareholders in support of the nomination or proposal or (B) otherwise engage in a solicitation (within the meaning of Rule 14a-1(l) under the Exchange Act) with respect to the business or nomination, and if so, the name of each participant (as defined in Item 4 of Schedule 14A under the Exchange Act) in such solicitation,
(v)a certification regarding whether each Proposing Person has complied with all applicable federal, state and other legal requirements in connection with such Proposing Person’s acquisition of shares of capital stock or other securities of the corporation and each Proposing Person’s acts or omissions as a shareholder of the corporation, if such Proposing Person is or has been a shareholder of the corporation.
In addition, the corporation may require (i) any Proposed Nominee to make themselves available for interviews by members or committees of the Board of Directors, and (ii) the Noticing Shareholder to furnish such other information as the corporation may require with respect to such Proposed Nominee.
Section 13.2Special Meetings of Shareholders. Nominations of persons for election to the Board of Directors at a special meeting of shareholders may be made (i) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (ii) provided that the Board of Directors has determined that directors shall be elected at such special meeting, by any shareholder of the corporation (x) who is a shareholder of record on the date of the giving of the notice provided for in this Section 13.2 through the date of the shareholder meeting and (y) who provides proper notice of the nomination pursuant to this Section 13.2. In the event the corporation calls a special meeting of shareholders for the purpose of electing one or more directors of the corporation, for a nomination to be properly made before a special meeting of shareholders, the Noticing Shareholder must have provided timely notice in proper written form to the Secretary of the corporation and must comply with all procedures and requirements set forth in this Section 13. To be timely, a Noticing Shareholder’s notice must be delivered to or mailed and received by the Secretary at the principal executive offices of the corporation by the close of business (x) not less than ninety (90) days nor more than one hundred twenty (120) days prior to the date of the special meeting or (y) on the tenth (10th) day following the date on which public announcement (as defined below) of the meeting date is first made. In no event shall any adjournment, postponement, rescheduling or cancellation of a special meeting (or the public announcement thereof) commence a new time period (or extend any time period) for the giving of a Noticing Shareholder’s notice pursuant to this Section 13.2. To be in proper written form, such notice shall include all of the information required to be included in a notice pursuant to Section 13.1(b) of this Article II.
Section 13.3General.
(a)A Noticing Shareholder shall update such notice from time to time to the extent necessary so that the information provided or required to be provided in such notice under these Bylaws shall be true and correct as of (i) the record date for determining the shareholders entitled to receive notice of the meeting and (ii) the date ten (10) days prior to the meeting (or any adjournment, postponement or rescheduling thereof), and such update shall be delivered to or be mailed by the Noticing Shareholder and received by the Secretary at the principal executive offices of the corporation not later than the close of business five (5) business days after the record date for determining the shareholders entitled to receive notice of such meeting in the case of the foregoing clause (i), or five (5) business days prior to the meeting (or any adjournment, postponement or rescheduling thereof), in the case of the foregoing clause (ii). For the avoidance of doubt, any information provided pursuant to this Section 13.3(a) shall not be deemed to cure any deficiencies in a notice previously delivered under these Bylaws and shall not extend the time period for the delivery of such notice. If a Noticing Shareholder fails to provide the written update required by this Section 13.3(a) within the time period specified herein, the information as to which such written update relates may be deemed not to have been provided in accordance with these Bylaws.
(b)If any information submitted by a Noticing Shareholder pursuant to these Bylaws shall be inaccurate in any material respect, such information shall be deemed not to have been provided in accordance with these Bylaws. The Noticing Shareholder shall notify the Secretary in writing of any inaccuracy or change in any information submitted pursuant to these Bylaws within two business days after becoming aware of such inaccuracy or change. Upon written request of the Secretary on behalf of the Board of Directors (or a duly authorized committee thereof), the Noticing Shareholder shall provide, within seven (7) business days after delivery of such request (or such longer period as may be specified in such request), (i) written verification, reasonably satisfactory to the Board of Directors or any authorized officer of the corporation, to demonstrate the accuracy of any information submitted by the Noticing Shareholder pursuant to these Bylaws and (ii) a written affirmation of any information submitted by the Noticing Shareholder pursuant to these Bylaws as of an earlier date. If the Noticing Shareholder fails to provide such written verification or affirmation within such period, the information as to which written verification or affirmation was requested may be deemed not to have been provided in accordance with these Bylaws.
(c)A Noticing Shareholder shall also comply with all applicable requirements of state law and the Exchange Act with respect to any notice or request provided under these Bylaws. The number of Proposed Nominees named in a Noticing Shareholder’s notice shall not exceed the number of directors to be elected at the meeting.
(d)If the chairman of the annual meeting determines that a notice of nomination was not made in accordance with these Bylaws, the chairman shall declare to the meeting that the nomination was defective and the defective nomination shall be disregarded. Notwithstanding anything to the contrary in these Bylaws, unless otherwise required by law, if the Noticing Shareholder (or a Qualified Representative thereof) giving the notice of nomination does not appear at the meeting to present the nomination, such nomination may be disregarded, notwithstanding that proxies in respect to such nomination may have been received by the corporation.
(e)For purposes of Sections 2, 13 and 14 of this Article II: (i) “affiliate” and “associate” each shall have the respective meanings set forth in Rule 12b-2 under the Exchange Act; (ii) “beneficial owner” or “beneficially owned” shall have the meaning set forth for such terms in Section 13(d) of the Exchange Act; (iii) “Noticing Shareholder” shall mean a shareholder providing notice or making a request, as applicable, pursuant to Section 2, 13 or 14 of this Article II; (iv) “Proposing Person” shall mean: (A) the Noticing Shareholder; (B) the beneficial owner or beneficial owners, if different from such Noticing Shareholder, on whose behalf the notice of the business or nomination proposed to be brought before the meeting is made; (C) any person directly or indirectly controlling, controlled by or under common control with the Noticing Shareholder (or, if different from such Noticing Shareholder, the beneficial owner or beneficial owners on whose behalf such notice is made); (D) any member of the immediate family of any individual described in the foregoing clause (A) or (B) sharing the same household; (E) any affiliate or associate of any person described in the foregoing clause (A), (B), (C) or (D); (F) any person who is a member of a “group” (as such term is used in Rule 13d-5 under the Exchange Act) with any person described in the foregoing clause (A), (B), (C) or (D); (G) any person with whom the Noticing Shareholder is knowingly acting in concert with respect to the stock of the corporation; and (H) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with any person described in the foregoing clause (A), (B), (C) or (D) with respect to any proposed business or nomination; (v) “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act; and (vi) a “Qualified Representative” of a Noticing Shareholder shall mean (A) a duly authorized officer, manager or partner of such Noticing Shareholder or (B) a person authorized by a writing executed by such Noticing Shareholder (or a reliable reproduction or electronic transmission of such a writing) delivered by such Noticing Shareholder to the corporation prior to the making of any nomination or proposal at a shareholder meeting stating that such person is authorized to act for such Noticing Shareholder as proxy at the meeting of shareholders, which writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, must be produced at the meeting of shareholders.
Section 14.Business at Shareholder Meetings.
Section 14.1Only business within the purpose or purposes described in the meeting notice provided by the corporation pursuant to these Bylaws may be conducted at a special meeting of shareholders. At any annual meeting of shareholders, only such business shall be conducted as shall have been properly brought before the meeting and that constitutes a proper matter for shareholder action under applicable law. To be properly brought before an annual meeting of shareholders, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (iii) properly brought before the annual meeting by any shareholder who is a shareholder of record on the date of the giving of the written notice required by this Section 14 through the date of the meeting and who provides proper notice of the business pursuant to this Section 14. This Section 14 shall constitute an “advance notice provision” for annual meetings for purposes of Rule 14a-4(c)(1) under the Exchange Act and shall be the exclusive means for a shareholder to submit business before a meeting of shareholders (other than a proposal to be included in the corporation’s proxy materials pursuant to and in compliance with Rule 14a-8 under the Exchange Act).
Section 14.2Without qualification, for business to be properly brought before an annual meeting of shareholders by a shareholder, the Noticing Shareholder must timely comply with the notice procedures, form of notice, and all other policies and requirements set forth in these Bylaws (other than those requirements specific to nomination of a person for election as a director). For the written notice to be timely for purposes of an annual meeting, a Noticing Shareholder’s notice must be given to the Secretary of the corporation in proper form and must be delivered to the Secretary or mailed and received at the principal executive offices of the corporation by the close of business not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after the anniversary date, notice by the Noticing Shareholder in order to be timely must be so received no later than the close of business on the tenth (10th) day following the day on which the notice of the annual meeting date was mailed to shareholders. In no event shall any adjournment, postponement or cancellation of an annual meeting or a public announcement thereof commence a new time period (or extend any time period) for the giving of a shareholder’s notice.
Section 14.3To be in proper form, a Noticing Shareholder’s notice must set forth and include:
(a)as to each matter the Noticing Shareholder proposes to bring before the meeting: (i) a reasonably brief description of the business desired to be brought before the meeting and the proposed text of any proposal regarding such business (including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend the Articles of Incorporation or these Bylaws, the text of the proposed amendment), and the reasons for conducting the business at the meeting; and (ii) all other information relating to the Proposing Persons or such business that would be required to be disclosed in a proxy statement or other filing required to be made by any Proposing Person in connection with the contested solicitation of proxies in support of such proposed business pursuant to and in accordance with Section 14(a) of the Exchange Act;
(b)as to each Proposing Person, the information required to be set forth in a notice pursuant to Section 13.1(b)(ii) of this Article II; and
(c)the representations and certifications required to be set forth in a notice pursuant to Section 13.1(b)(iii) through (v) of this Article II.
A Noticing Shareholder shall also comply with the procedures and requirements set forth in Sections 13.3(a) through (c) of this Article II with respect to a notice provided under this Section 14. If the chairman of the meeting determines that business was not properly brought before the meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and the business shall not be transacted. If the chairman of the annual meeting determines that a notice of nomination or proposal was not made in accordance with these Bylaws, the chairman shall declare to the meeting that the notice was defective and the defective nomination or proposal shall be disregarded. Notwithstanding anything to the contrary in these Bylaws, unless otherwise required by law, if a Noticing Shareholder does not comply with the procedures (including providing the required information) set forth in this Section 14 or if such Noticing

Shareholder (or a Qualified Representative thereof) does not appear at the meeting to present the proposed business, such business shall not be transacted, notwithstanding that proxies in respect of such business may have been received by the corporation.
Section 15.Exclusive Forum. Unless the corporation consents in writing to the selection of an alternative forum, the state and federal courts in King County, Washington shall be the sole and exclusive forums for (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action asserting a claim for breach of a fiduciary duty owed by any director, officer, employee or agent of the corporation to the corporation or the corporation’s shareholders, (iii) any action asserting a claim arising pursuant to any provision of the Washington Business Corporation Act, the Articles of Incorporation or the Bylaws of the corporation or (iv) any action asserting a claim governed by the internal affairs doctrine.
ARTICLE III

Board of Directors
Section 1.General Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, its Board of Directors, except as may be otherwise provided in these Bylaws, the Amended and Restated Articles of Incorporation or the Washington Business Corporation Act. The Board of Directors may, in its discretion, appoint a Non-Executive Chairman of the Board of Directors; and, if a Non-Executive Chairman has been appointed, the Non-Executive Chairman shall, when present, preside at all meetings of the Board of Directors and shall have such other powers as the Board of Directors may prescribe.
Section 2.Election. In any election of directors which is not a contested election (as defined below) (hereinafter an “uncontested election”), each vote entitled to be cast may be voted for, voted against or, to the extent afforded as a specific voting choice, withheld for, one or more nominees for director up to that number of nominees that is equal to the number of directors to be elected but without cumulating the votes, or a shareholder may indicate an abstention for one or more nominees for director. Votes cast for, against and/or withheld as to a nominee for director shall be deemed to be votes cast in an uncontested election. A nominee for director in an uncontested election shall be elected to the Board of Directors if the votes cast for such nominee’s election exceed the other votes cast in connection with such nominee’s election at a meeting at which a quorum is present.
In any election which is a contested election, the nominees receiving a plurality of the votes cast by holders of shares entitled to vote in the election at a meeting at which a quorum is present will be elected. A “contested election” means an election of directors of the corporation in which the Secretary of the corporation receives a notice that a shareholder intends to nominate a person for election to the Board of Directors in compliance with Section 13 of Article II of these Bylaws.
Shares otherwise present at a meeting but for which there is an abstention or as to which no authority or direction to vote in the election is given or specified, are not deemed to be votes cast in the election.
The foregoing provisions on election of directors do not apply to vacancies and newly created directorships filled by a vote of the Board of Directors under Article III, Section 9 of these Bylaws.
Section 3.Number, Tenure and Qualifications. The Board of Directors shall consist of not less than ten (10) nor more than twelve (12) directors, with the specific number to be determined from time to time by resolution of the Board of Directors. No decrease in the number of Directors shall have the effect of shortening the term of any incumbent Director. Each director shall hold office until the next annual meeting of shareholders and until his successors shall have been elected and qualified. Notwithstanding the foregoing, a nominee for director in an uncontested election who does not receive the requisite votes for election, but who was a director at the time of the election, shall continue to serve as a director for a term that shall terminate on the date that is the earlier of: (i) ninety (90) days from the date on which the voting results of the election are determined, or (ii) the date on which an individual is selected by the Board of Directors to fill the office held by such director, which selection shall be deemed to constitute the filling of a vacancy by the Board of Directors. Directors need not be residents of the state of Washington or shareholders of the corporation.
Section 4.Regular Meeting. Regular meetings of the Board of Directors shall be held at such place and on such day and hour as shall from time to time be fixed by the Non-Executive Chairman of the Board of Directors, the Chief Executive Officer or the Board of Directors. No other notice of regular meeting of the Board of Directors shall be necessary.
Section 5.Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Non-Executive Chairman of the Board of Directors, the Chief Executive Officer or a majority of the Board of Directors, except as otherwise provided by law or in the Articles of Incorporation or any amendment thereto. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the state of Washington, as the place for holding any special meeting of the Board of Directors called by them.
Section 6.Notice. Notice of any special meeting of the Board of Directors shall be given at least one (1) day previously thereto, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate under the circumstances, by either oral or written notice. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.
Section 7.Quorum. A majority of the number of directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.
Section 8.Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.
Section 9.Vacancies. Any vacancy occurring in the Board of Directors, including any vacancy resulting from an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. A vacancy on the Board of Directors created by reason of an increase in the number of directors may be filled by election by the Board of Directors for a term of the office continuing only until the next election of directors by the shareholders.
Section 10.Compensation. By resolution of the Board of Directors, each director may be paid his or her expenses, if any, of attendance at each meeting of the Board of Directors and at each meeting of a committee of the Board of Directors and may be paid a stated fee as director, a fixed sum for attendance at each such meeting, or both. The corporation may also pay such other expenses of each director incurred in connection with his or her role as a director at the request of the corporation. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

Section 11.Presumption of Assent. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting, or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof, or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.
Section 12.Committees. The Board of Directors, by resolution adopted by the greater of a majority of the Board of Directors then in office and the number of directors required to take action in accordance these Bylaws, may create standing or temporary committees, including an Executive Committee, and appoint members from its own number and invest such committees with such powers as it may see fit, subject to such conditions as may be prescribed by the Board of Directors, the Articles of Incorporation, these Bylaws and applicable law. Each committee must have two or more members, who shall serve at the pleasure of the Board of Directors.
Section 13.Authority of Committees. Except for the executive committee which, when the Board of Directors is not in session, shall have and may exercise all of the authority of the Board of Directors except to the extent, if any, that such authority shall be limited by the resolutions appointing the executive committee, each committee shall have and may exercise all of the authority of the Board of Directors to the extent provided in the resolution of the Board of Directors creating the committee and any subsequent resolutions adopted in like manner, except that no such committee shall have the authority to: (1) authorize or approve a distribution except according to a general formula or method prescribed by the Board of Directors, (2) approve or propose to shareholders sections or actions required by the Washington Business Corporation Act to be approved by shareholders, (3) fill vacancies on the Board of Directors or any committee thereof, (4) amend the Articles of Incorporation pursuant to RCW 23B.10.020, (5) adopt, amend or repeal Bylaws, (6) approve a plan of merger not requiring shareholder approval, or (7) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares except that the Board of Directors may authorize a committee or a senior executive officer of the corporation to do so within limits specifically prescribed by the Board of Directors.
Section 14.Removal. The Board of Directors may remove any member of any committee elected or appointed by it but only by the affirmative vote of the greater of a majority of the directors then in office and the number of directors required to take action in accordance with these Bylaws.
Section 15.Minutes of Meetings. All committees shall keep regular minutes of their meetings and shall cause them to be recorded in books kept for that purpose.
Section 16.Meetings by Conference Telephone. Members of the Board of Directors or members of a committee of directors may participate in their respective meetings by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time; participation in a meeting by such means shall constitute presence in person at such meeting.
ARTICLE IV

Special Measures Applying to Both Shareholder and Director Meetings
Section 1.Actions Without Meeting.
(a)Any corporate action required or permitted by the Articles of Incorporation, Bylaws, or the laws under which the corporation is formed, to be voted upon or approved at a duly called meeting of the directors or committee of directors may be accomplished without a meeting if one or more unanimous consents of the directors setting forth the actions so taken, shall be signed, either before or after the action taken, by all the directors or committee members as the case may be. The consents shall be set forth either (i) in an executed written record or (ii) if the Board of Directors has designated an address, location, or system to which the consents may be electronically transmitted and the consent is electronically transmitted to the designated address, location, or system, in an executed electronically transmitted record. Action taken by unanimous consent of the directors or a committee of the Board of Directors is effective when the last director or committee member signs the consent, unless the consent specifies a later effective date.
(b)Any corporate action required or permitted by the Articles of Incorporation, Bylaws, or the laws under which the corporation is formed, to be voted upon or approved at a duly called meeting of the shareholders may be accomplished without a meeting if one or more unanimous written consents of the shareholders, setting forth the actions so taken, shall be signed, either before or after the action taken, by all the shareholders, as the case may be. Action taken by unanimous written consent of the shareholders is effective when all consents are in possession of the corporation, unless the consent specifies a later effective date.
Section 2.Written or Oral Notice. Oral notice may be communicated in person, or by telephone, wire or wireless equipment, which does not transmit a facsimile of the notice. Oral notice is effective when communicated. Written notice may be transmitted by mail, hand, facsimile, commercial overnight courier or electronic transmission. Written notice is effective (a) when mailed, if mailed with first class postage prepaid (x) to the shareholder’s address shown in the corporation’s current record of shareholders and (y) to the director’s address as provided by such director, (b) when delivered personally by hand (with written confirmation of receipt), (c) when sent by facsimile (x) to the shareholder’s facsimile number shown in the corporation’s current record of shareholders (with written confirmation of transmission) and (y) to the director’s facsimile number as provided by such director (with written confirmation of transmission), (d) one (1) business day following the day sent by commercial overnight courier (x) to the shareholder’s address shown in the corporation’s current record of shareholders (with written confirmation of receipt) and (y) to the director’s address as provided by such director (with written confirmation of receipt) or (e) when sent by electronic transmission (x) to the shareholder’s e-mail address shown in the corporation’s current record of shareholders (with written confirmation of transmission) and (y) to the director’s e-mail address as provided by such director (with written confirmation of transmission). To be effective, any notice provided by electronic transmission shall comply with the requirements of RCW 23B.01.410(c). In addition to the foregoing, notice may be given in any manner not inconsistent with the foregoing provisions and applicable law.
ARTICLE V

Officers
Section 1.Number. The offices and officers of the corporation shall be as designated from time to time by the Board of Directors. Such offices may include a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary and a Treasurer. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same persons.
Section 2.Election and Term of Office. The officers of the corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until a successor shall have been duly elected and qualified, or until the officer’s death or resignation, or the officer has been removed in the manner hereinafter provided.
Section 3.Removal. Any officer or agent may be removed by the Board of Directors whenever in its judgment, the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.
Section 4.Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.
Section 5.Chief Executive Officer. The Chief Executive Officer shall have general supervision and control over the business and affairs of the corporation subject to the authority of the Non-Executive Chairman of the Board of Directors and the Board of Directors. The Chief Executive Officer may sign any and all documents, mortgages, bonds, contracts, leases, or other instruments in the ordinary course of business with or without the signature of a second corporate officer, may sign certificates for shares of the corporation with the Secretary or Assistant Secretary of the corporation and may sign any documents which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of Chief Executive Officer and such other duties, authority and responsibilities as may be prescribed by the Board of Directors from time to time.
Section 6.The President and Vice Presidents. In the absence of the Chief Executive Officer, or in the event of the Chief Executive Officer’s death, inability or refusal to act, the President, any Executive Vice President, and otherwise the Vice Presidents in the order designated at the time of their appointment or in the absence of any designation, then in the order of their appointment, shall perform the duties of the Chief Executive Officer, and when so acting shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. The President, any Executive Vice President, and any Vice President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the corporation; and shall perform such other duties as from time to time may be assigned by the Chief Executive Officer, or by the Board of Directors.
Section 7.The Secretary. The Secretary shall: (a) keep the minutes of the proceedings of the shareholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents and the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholders; (e) sign with the Chief Executive Officer, or with a Vice President, certificates for shares of the corporation, or contracts, deeds or mortgages the issuance or execution of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation subject to the authority delegated to a transfer agent or registrar if appointed; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to the Secretary by the Chief Executive Officer, or by the Board of Directors.
Section 8.The Treasurer. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for monies due and payable to the corporation from any source whatsoever and deposit all such monies in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article VI of these Bylaws; and (c) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to the Treasurer by the Chief Executive Officer, or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.
Section 9.Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries, when authorized by the Board of Directors, may sign with the Chief Executive Officer, or with a Vice President, certificates for shares of the corporation or contracts, deeds or mortgages, the issuance or execution of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the Chief Executive Officer, or by the Board of Directors.
Section 10.Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any officer of the corporation the power to choose such other officers and to prescribe their respective duties and powers.
ARTICLE VI

Contracts, Loans, Checks and Deposits
Section 1.Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation and such authority may be general or confined to specific instances.
Section 2.Loans. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by the Board of Directors. Such authority may be general or confined to specific instances.
Section 3.Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officers, agent or agents of the corporation and in such manner as shall from time to time be determined by the Board of Directors. Any and all signatures on such documents may be a facsimile or by electronic signature.
Section 4.Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.
ARTICLE VII

Certificates for Shares and Their Transfer
Section 1.Certificates for Shares. Certificates representing shares of the corporation shall be in such form as shall be determined by the Board of Directors; provided that any shares of the corporation may be uncertificated shares, whether upon original issuance, re-issuance or subsequent transfer. Notwithstanding the foregoing, each holder of uncertificated shares shall be entitled, upon request, to a certificate representing such shares. Shares represented by certificates shall be signed by the Chief Executive Officer or a Vice President and by the Secretary or an Assistant Secretary and sealed with the corporate seal or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the corporation itself or one of its employees. If any officer who signed a certificate, either manually or in facsimile, no longer holds such office when the certificate is issued, the certificate is nevertheless valid. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation or registered by a registrar. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate, or, upon request, evidence of the equivalent uncertificated shares, shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe. Upon receipt of proper transfer instructions from the holder of uncertificated shares, the corporation shall cancel such uncertificated shares and issue new equivalent uncertificated shares, or, upon such holder’s request, certificated shares, to the person entitled thereto, and record the transaction upon its books. Except as otherwise provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificated shares, shall be identical.
Section 2.Transfer of Shares. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, or with its transfer agent, if any, and on surrender for cancellation of the certificate for such shares or upon proper instructions from the holder of uncertificated shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.
ARTICLE VIII

Fiscal Year
The corporation shall operate on a 52/53-week fiscal year ending on the Saturday closest to January 31st.
ARTICLE IX

Dividends
The Board of Directors may, from time to time, declare and the corporation may pay dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.
ARTICLE X

Corporate Seal
The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation and the state of incorporation and the words, “Corporate Seal.”
ARTICLE XI

Indemnification of Directors, Officers and Others
Section 1.Right to Indemnification. Each person (including a person’s personal representative) who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or by or in the right of the corporation, or otherwise (hereinafter a “proceeding”) by reason of the fact that he or she (or a person of whom he or she is a personal representative) is or was a director or officer of the corporation or an officer of a division of the corporation, or, while serving as a director or officer of the corporation or an officer of a division of the corporation, is or was acting at the request of the corporation as a director, officer, partner, trustee, employee, agent or in any other relationship or capacity whatsoever, of any other foreign or domestic corporation, partnership, joint venture, employee benefit plan or trust or other trust, enterprise or other private or governmental entity, agency, board, commission, body or other unit whatsoever (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action or inaction in an official capacity as a director, officer, partner, trustee, employee, agent or in any other relationship or capacity whatsoever, shall be indemnified and held harmless by the corporation against all expenses, liabilities and losses (including but not limited to attorneys’ fees, judgments, claims, fines, ERISA and other excise and other taxes and penalties and other adverse effects and amounts paid in settlement), reasonably incurred or suffered by the indemnitee; provided, however, that except as provided in Section 2 of this Article XI with respect to suits relating to rights to indemnification, the corporation shall indemnify any indemnitee in connection with a proceeding (or part thereof) initiated by the indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation.
No indemnification shall be provided to any indemnitee for acts or omissions of such person finally adjudged to be intentional misconduct or a knowing violation of law, or from or on account of conduct of an indemnitee finally adjudged to be in violation of RCW 23B.08.310, or from or on account of any transaction with respect to which it was finally adjudged that such indemnitee personally received a benefit in money, property, or services to which the person was not legally entitled. Notwithstanding the foregoing, if Section 23B.08.560 or any successor provision of the Washington Business Corporation Act is hereafter amended, the restrictions on indemnification set forth in this Section shall be as set forth in such amended statutory provision.
The right to indemnification granted in this Article is a contract right and includes the right to payment by, and the right to receive reimbursement from, the corporation of all expenses as they are incurred in connection with any proceeding in advance of its final disposition (hereinafter an “advance of expenses”); provided, however, that an advance of expenses received by an indemnitee in his or her capacity as a director or officer of the corporation, as an officer of a division of the corporation, or, acting at the request of the corporation, as director or officer of any other foreign or domestic corporation, partnership, joint venture, employee benefit plan or trust or other trust, enterprise or other private or governmental entity, agency, board, commission, body or other unit whatsoever (and not in any other capacity in which service was or is rendered by such indemnitee unless such service was authorized by the Board of Directors) shall be made only upon (i) receipt by the corporation of a written undertaking (hereinafter an “undertaking”) by or on behalf of such indemnitee, to repay advances of expenses if and to the extent it shall ultimately be determined by order of a court having jurisdiction (which determination shall become final upon expiration of all rights to appeal), hereinafter a “final adjudication”, that the indemnitee is not entitled to be indemnified for such expenses under this Article, (ii) receipt by the corporation of written affirmation by the indemnitee of his or her good faith belief that he or she has met the standard of conduct applicable (if any) under the Washington Business Corporation Act necessary for indemnification by the corporation under this Article, and (iii) a determination of the Board of Directors, in its good faith belief, that the indemnitee has met the standard of conduct applicable (if any) under the Washington Business Corporation Act necessary for indemnification by the corporation under this Article.
Section 2.Right of Indemnitee to Bring Suit. If any claim for indemnification under Section 1 of this Article XI is not paid in full by the corporation within sixty (60) days after a written claim has been received by the corporation, except in the case of a claim for an advance of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If the indemnitee is successful in whole or in part in any such suit, or in any suit in which the corporation seeks to recover an advance of expenses, the corporation shall also pay to the indemnitee all the indemnitee’s expenses in connection with such suit. The indemnitee shall be presumed to be entitled to indemnification under this Article upon the corporation’s receipt of indemnitee’s written claim (and in any suits relating to rights to indemnification where the required undertaking and affirmation have been received by the corporation) and thereafter the corporation shall have the burden of proof to overcome that presumption. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or shareholders) to have made a determination prior to other commencement of such suit that the indemnitee is entitled to indemnification, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or shareholders) that the indemnitee is not entitled to indemnification, shall be a defense to the suit or create a presumption that the indemnitee is not so entitled. It shall be a defense to a claim for an amount of indemnification under this Article (other than a claim for advances of expenses prior to final disposition of a proceeding where the required undertaking and affirmation have been received by the corporation) that the claimant has not met the standards of conduct applicable (if any) under the Washington Business Corporation Act to entitle the claimant to the amount claimed, but the corporation shall have the burden of proving such defense. If requested by the indemnitee, determination of the right to indemnity and amount of indemnity shall be made by final adjudication (as defined above) and such final adjudication shall supersede any determination made in accordance with RCW 23B.08.550.
Section 3.Non-Exclusivity of Rights. The rights to indemnification (including, but not limited to, payment, reimbursement and advances of expenses) granted in this Article shall not be exclusive of any other powers or obligations of the corporation or of any other rights which any person may have or hereafter acquire under any statute, the common law, the corporation’s Articles of Incorporation or Bylaws, agreement, vote of shareholders or disinterested directors, or otherwise. Notwithstanding any amendment to or repeal of this Article XI, the rights to indemnification for an indemnitee under this Article XI shall vest at the time the indemnitee first becomes a director, officer, partner, trustee, employee, agent or in any other relationship or capacity whatsoever and no repeal or amendment of, or adoption of any provision inconsistent with this Article XI shall adversely affect any rights to indemnification granted to an indemnitee pursuant hereto existing at, arising out of, or related to any acts or omissions of such indemnitee occurring prior to such amendment or repeal.
Section 4.Insurance, Contracts and Funding. The corporation may purchase and maintain insurance, at its expense, to protect itself and any person (including a person’s personal representative) who is or was a director, officer, employee or agent of the corporation or who is or was a director, officer, partner, trustee, employee, agent, or in any other relationship or capacity whatsoever, of any other foreign or domestic corporation, partnership, joint venture, employee benefit plan or trust or other trust, enterprise or other private or governmental entity, agency, board, commission, body or other unit whatsoever, against any expense, liability or loss, whether or not the power to indemnify such person against such expense, liability or loss is now or hereafter granted to the corporation under the Washington Business Corporation Act. The corporation may enter into contracts granting indemnity, to any such person whether or not in furtherance of the provisions of this Article and may create trust funds, grant security interests and use other means (including, without limitation, letters of credit) to secure and ensure the payment of indemnification amounts.
Section 5.Indemnification of Employees and Agents. The corporation may, by action of the Board of Directors, provide indemnification and pay expenses in advance of the final disposition of a proceeding to employees and agent of the corporation with the same scope and effect as the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the corporation or pursuant to rights granted under, or provided by, the Washington Business Corporation Act or otherwise.

Section 6.Separability of Provisions. If any provision or provisions of this Article shall be held to be invalid, illegal or unenforceable for any reason whatsoever (i) the validity, legality and enforceability of the remaining provisions of this Article (including without limitation, all portions of any sections of this Article containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (ii) to the fullest extent possible, the provisions of this Article (including, without limitation, all portions of any paragraph of this Article containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.
Section 7.Partial Indemnification. If an indemnitee is entitled to indemnification by the corporation for some or a portion of expenses, liabilities or losses, but not for the total amount thereof, the corporation shall nevertheless indemnify the indemnitee for the portion of such expenses, liabilities and losses to which the indemnitee is entitled.
Section 8.Successors and Assigns. All obligations of the corporation to indemnify (including, but not limited to, payment, reimbursement and advances of expenses) any indemnitee: (i) shall be binding upon all successors and assigns of the corporation (including any transferee of all or substantially all of its assets and any successor by merger or otherwise by operation of law), (ii) shall be binding on and inure to the benefit of the spouse, heirs, personal representatives and estate of the indemnitee, and (iii) shall continue as to any indemnitee who has ceased to be a director, officer, partner, trustee, employee or agent (or other relationship or capacity).
ARTICLE XII

Books and Records
Section 1.Books of Accounts, Minutes and Share Register. The corporation shall keep as permanent records minutes of all meetings of its shareholders and Board of Directors, a record of all actions taken by the shareholders or Board of Directors without a meeting and a record of all actions taken by a committee of the Board of Directors exercising the authority of the Board of Directors on behalf of the corporation. The corporation shall maintain appropriate accounting records. The corporation or its agent shall maintain a record of its shareholders, in a form that permits preparation of a list of the names and addresses of all shareholders, in alphabetical order showing the number and class of shares held by each. The corporation shall keep a copy of the following records at its principal office: the Articles or Restated Articles of Incorporation and all amendments currently in effect; the Bylaws or Restated Bylaws and all amendments currently in effect; the minutes of all shareholders’ meetings and records of all actions taken by shareholders without a meeting, for the past three years; its financial statements for the past three years, including balance sheets showing in reasonable detail the financial condition of the corporation as of the close of each fiscal year and an income statement showing the results of its operations during each fiscal year prepared on the basis of generally accepted accounting principles or, if not, prepared on a basis explained therein; all written communications to shareholders generally within the past three years; a list of the names and business addresses of its current directors and officers; and its most recent annual report delivered to the Secretary of State of the State of Washington.
Section 2.Copies of Resolutions. Any person dealing with the corporation may rely upon a copy of any of the records of the proceedings, resolutions, or votes of the Board of Directors or shareholders, when certified by the Chief Executive Officer or Secretary.
ARTICLE XIII

Emergency Bylaws

Section 1.Emergency Bylaws. This Article XIII shall be operative during any emergency resulting from an attack on the United States or on a locality in which the corporation conducts its business or customarily holds meetings of the Board of Directors or its shareholders, or during any nuclear or atomic disaster, or during the existence of any catastrophe, including, without limitation, an epidemic or pandemic, and a declaration of a national emergency by the United States government, or other similar emergency condition, as a result of which a quorum of the Board of Directors or a committee thereof cannot readily be convened for action (each, an “Emergency”), notwithstanding any different or conflicting provision of the preceding Sections of these Bylaws or in the Articles of Incorporation. To the extent not inconsistent with the provisions of this Article XIII, the preceding Sections of these Bylaws and the provisions of the Articles of Incorporation shall remain in effect during such Emergency, and upon termination of such Emergency, the provisions of this Article XIII shall cease to be operative unless and until another Emergency shall occur.
Section 2.Meetings; Notice. During any Emergency, a meeting of the Board of Directors or any committee thereof may be called by any member of the Board of Directors or such committee or the Chairman of the Board of Directors, the Chief Executive Officer, the President or the Secretary. Notice of the place, date and time of the meeting shall be given by any available means of communication by the person calling the meeting to such of the directors or committee members and Designated Officers (as defined below) as, in the judgment of the person calling the meeting, it may be feasible to reach. Such notice shall be given at such time in advance of the meeting as, in the judgment of the person calling the meeting, circumstances permit.
Section 3.Quorum. At any meeting of the Board of Directors called in accordance with Section 2 of this Article XIII, the presence or participation of one director shall constitute a quorum for the transaction of business, and at any meeting of any committee of the Board of Directors called in accordance with Section 2 of this Article XIII, the presence or participation of one committee member shall constitute a quorum for the transaction of business. In the event that no directors are able to attend a meeting of the Board of Directors or any committee thereof, then the Designated Officers in attendance shall serve as directors, or committee members, as the case may be, for the meeting, without any additional quorum requirement and will have full powers to act as directors, or committee members, as the case may be, of the corporation.
Section 4.Liability. No officer, director or employee or agent of the corporation acting in good faith in accordance with the provisions of this Article XIII shall be liable to the corporation or any shareholder as a consequence of such actions.
Section 5.Amendments. At any meeting called in accordance with Section 2 of this Article XIII, the Board of Directors, or any committee thereof, as the case may be, may modify, amend or add to the provisions of this Article XIII as it deems it to be in the best interests of the corporation so as to make any provision that may be practical or necessary for the circumstances of the Emergency.
Section 6.Repeal or Change. The provisions of this Article XIII shall be subject to repeal or change by further action of the Board of Directors or by action of the shareholders, but no such repeal or change shall modify the provisions of Section 4 of this Article XIII above with regard to action taken prior to the time of such repeal or change.
Section 7.Definitions. For purposes of this Article XIII, the term “Designated Officer” means an officer identified on a numbered list of officers of the corporation who shall be deemed to be, in the order in which they appear on the list up until a quorum is obtained, directors of the corporation, or members of a committee of the Board of Directors, as the case may be, for purposes of obtaining a quorum during an Emergency, if a quorum of directors or committee members, as the case may be, cannot otherwise be obtained during such Emergency, which officers have been designated by the Board of Directors from time to time but in any event prior to such time or times as an Emergency may have occurred.

ARTICLE XIV

Amendment of Bylaws
These Bylaws may be amended, altered, or repealed by the affirmative vote of a majority of the full Board of Directors at any regular or special meeting of the Board of Directors.
24